Exhibit 1.1

The Walt Disney Company

(a Delaware corporation)

Fixed Rate and Floating Rate
Medium-Term Notes, Series F

TERMS AGREEMENT

May 28, 2014

The Walt Disney Company

500 South Buena Vista Street

Burbank, California  91521

Attention:  Legal Department

Re:          Distribution Agreement dated December 6, 2013

Reference is made to the Distribution Agreement dated December 6, 2013 (the “Distribution Agreement”) among The Walt Disney Company, a Delaware corporation (the “Company”), and the other parties thereto, which is incorporated herein by reference.  The several underwriters named below (the “Underwriters”) severally agree to purchase the following respective principal amounts of Medium-Term Notes, Series F, entitled Floating Rate Global Notes Due 2019 (the “Floating Rate Notes”), 0.875% Global Notes Due 2017 (the “2017 Notes”), 1.850% Global Notes Due 2019 (the “2019 Notes”) and the 4.125% Global Notes Due 2044 (the “2044 Notes” and, together with the Floating Rate Notes, 2017 Notes and 2019 Notes, the “Notes;” the 2017 Notes, 2019 Notes and 2044 Notes are hereinafter called, collectively, the “Fixed Rate Notes”) set forth opposite their names:

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2017 Notes	Principal Amount of 2019 Notes	Principal Amount of 2044 Notes
Citigroup Global Markets Inc.	$43,500,000	$87,000,000	$130,500,000	$87,000,000
Deutsche Bank Securities Inc.	43,500,000	87,000,000	130,500,000	87,000,000
HSBC Securities (USA) Inc.	43,500,000	87,000,000	130,500,000	87,000,000
Morgan Stanley & Co. LLC	43,500,000	87,000,000	130,500,000	87,000,000
Wells Fargo Securities, LLC	43,500,000	87,000,000	130,500,000	87,000,000
Banca IMI S.p.A.	5,625,000	11,250,000	16,875,000	11,250,000
BNY Mellon Capital Markets, LLC	5,625,000	11,250,000	16,875,000	11,250,000
SunTrust Robinson Humphrey, Inc.	5,625,000	11,250,000	16,875,000	11,250,000
U.S. Bancorp Investments, Inc.	5,625,000	11,250,000	16,875,000	11,250,000
Blaylock Beal Van, LLC	2,000,000	4,000,000	6,000,000	4,000,000
CastleOak Securities, L.P.	2,000,000	4,000,000	6,000,000	4,000,000
MFR Securities, Inc.	2,000,000	4,000,000	6,000,000	4,000,000
Mischler Financial Group, Inc.	2,000,000	4,000,000	6,000,000	4,000,000
Samuel A. Ramirez & Company, Inc.	2,000,000	4,000,000	6,000,000	4,000,000
Total	$250,000,000	$500,000,000	$750,000,000	$500,000,000

Stated Maturity Date:	Floating Rate Notes: May 30, 2019 2017 Notes: May 30, 2017 2019 Notes: May 30, 2019 2044 Notes: June 1, 2044

Original Issue Date:	June 2, 2014

Trade Date:	May 28, 2014

Public Offering Price:

Floating Rate Notes: 100.000% plus accrued interest, if any, from June 2, 2014
2017 Notes: 99.820% plus accrued interest, if any, from June 2, 2014
2019 Notes: 99.900% plus accrued interest, if any, from June 2, 2014
2044 Notes: 99.829% plus accrued interest, if any, from June 2, 2014

Underwriting Discounts	Floating Rate Notes: 0.350%
and Commissions:	2017 Notes: 0.200%
2019 Notes: 0.350% 2044 Notes: 0.750%

Price Payable to the	Floating Rate Notes: 99.650%
Company by the	2017 Notes: 99.620%
Underwriters:	2019 Notes: 99.550%
2044 Notes: 99.079%

Applicable Time:	4:30 p.m. (New York City time) on May 28, 2014

Settlement Date and Time:	June 2, 2014, at 7 a.m. Pacific Time

Denominations:	U.S. $2,000 or any integral multiple of U.S. $1,000 in excess of U.S. $2,000

Additional Terms for the Fixed Rate Notes:

Interest Rate:	2017 Notes: 0.875% per annum, accruing from June 2, 2014 2019 Notes: 1.850% per annum, accruing from June 2, 2014 2044 Notes: 4.125% per annum, accruing from June 2, 2014

Interest Payment Dates:	2017 Notes: Semi-annually on each May 30 and November 30, commencing on November 30, 2014

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2019 Notes: Semi-annually on each May 30 and November 30, commencing on November 30, 2014 2044 Notes: Semi-annually on each June 1 and December 1, commencing on December 1, 2014

Day Count Convention:	30/360

The Fixed Rate Notes shall have the further terms set forth in Schedule II hereto.

Additional Terms for the Floating Rate Notes:

Interest Rate:

A rate per annum equal to three-month U.S. dollar LIBOR (as defined in the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”)), plus 31 basis points, accruing from June 2, 2014 and reset quarterly, determined as provided in Schedule III hereto and in the Prospectus Supplement

Initial Interest Rate:	As set forth in Schedule III hereto

Interest Payment Dates:	As set forth in Schedule III hereto

The Floating Rate Notes shall have the further terms set forth in Schedule III hereto.

The certificate referred to in Section 6(a) of the Distribution Agreement and the opinions referred to in Section 6(b) of the Distribution Agreement will not be required.  The reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the issuance and sale of the Notes will be paid by the Underwriters.  On the Settlement Date referred to above, the Company shall deliver to the Underwriters a letter, dated the Original Issue Date referred to above and substantially in the form of Schedule I hereto.

Default by One or More of the Underwriters:  If one or more of the Underwriters shall fail at the Original Issue Date referred to above, to purchase the Notes which it or they are obligated to purchase under this Terms Agreement (the “Defaulted Notes”), the Representatives (as defined on the signature pages hereof) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the aggregate principal amount of the Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the respective proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

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(b)           if the aggregate principal amount of the Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this provision shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Terms Agreement, the Representatives or the Company shall have the right to postpone the Original Issue Date for a period not exceeding seven days in order to effect any required changes in the pricing supplement dated May 28, 2014 relating to the Notes or in any other documents or arrangements.

European Economic Area:  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State at any time:

(a)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom:  Each Underwriter severally represents and agrees that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Each Underwriter severally represents to and agrees with the Company that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the pricing supplement and accompanying prospectus supplement and prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

Without prejudice to the other provisions of this Terms Agreement and the Distribution Agreement, and except for registration under the Securities Act of 1933, as amended, and compliance with the rules and regulations of the Securities and Exchange Commission thereunder, the Company shall not have any responsibility for, and each Underwriter severally agrees with the Company that such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any foreign jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Notes.

THIS TERMS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representatives a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and the Underwriters in accordance with its terms.

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Very truly yours,

Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director
Deutsche Bank Securities Inc.

By:	/s/ John Han
	Name:	John Han
	Title:	Director

HSBC Securities (USA) Inc.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Wells Fargo Securities, LLC

By:	/s/ Patrick Jordan
	Name:	Patrick Jordan
	Title:	Director

For themselves and as Representatives (the “Representatives”) of the other Underwriters named herein

[Signature Page to Terms Agreement]

Accepted and agreed:

THE WALT DISNEY COMPANY

By:	/s/ Christine M. McCarthy
	Name:	Christine M. McCarthy
	Title:	Executive Vice President-
Corporate Real Estate, Alliances and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

June 2, 2014

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC
As Representatives of the several Underwriters

Gentlemen:

I am Associate General Counsel of The Walt Disney Company, a Delaware corporation (“Disney”), and have acted as such in connection with the issuance and sale by Disney of Medium-Term Notes, Series F, entitled Floating Rate Global Notes Due 2019 (the “Floating Rate Notes”), 0.875% Global Notes Due 2017 (the “2017 Notes”), 1.850% Global Notes Due 2019 (the “2019 Notes”) and the 4.125% Global Notes Due 2044 (the “2044 Notes” and, together with the Floating Rate Notes, 2017 Notes and 2019 Notes, the “Notes”) pursuant to the Terms Agreement, dated May 28, 2014 (the “Terms Agreement”), between Disney and each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”).

This letter is being furnished to you pursuant to the Terms Agreement.

In connection with this letter, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for this letter, including (a) the Registration Statement on Form S-3 (Registration No. 333-192690), filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2013 (such Registration Statement (including the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (as defined below) pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (the “Incorporated Documents”)) being hereinafter referred to collectively as the “Registration Statement”), pertaining to Disney’s debt securities and other securities, (b) the Prospectus, dated December 6, 2013 (the “Base Prospectus”), the accompanying Prospectus Supplement, dated December 6, 2013 (the “Prospectus Supplement”) and the Pricing Supplement, dated May 28, 2014 (the “Pricing Supplement”), relating to the Notes, each of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (such Base Prospectus (including the Incorporated Documents), Prospectus Supplement and Pricing Supplement being hereinafter referred to collectively as the “Prospectus”), (c) an executed copy of the Terms Agreement, (d) the Pricing Term Sheet dated May 28, 2014 filed with the Commission as a free writing prospectus pursuant to Rule 433 under the Securities Act of 1933 relating to the Floating Rate Notes (the “Floating Rate Term Sheet”), and (e) the Pricing Term Sheet dated May 28, 2014 filed with the Commission as a free writing prospectus pursuant to Rule 433 under the Securities Act of 1933 relating to the 2017 Notes, the 2019 Notes and the

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2044 Notes (the “Fixed Rate Term Sheet” and, together with the Floating Rate Term Sheet, the “Term Sheets”).

I have made such inquiry of such officers of Disney and its subsidiaries and counsel for Disney and examined such corporate records, certificates of officers of Disney, officers of Disney’s subsidiaries and of public officials and such other documents and such questions of law and fact as I have considered necessary or appropriate for the purposes of this letter.  In connection with my participation in the preparation of the Registration Statement, Prospectus and the Term Sheets, I have not verified, independently, nor do I pass upon or assume any responsibility for, explicitly or implicitly, the accuracy, completeness or fairness of the statements contained therein.

Based upon and subject to the foregoing, nothing has come to my attention that leads me to believe that (a) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the Applicable Time specified in the Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of the date of the Terms Agreement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, I express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Trustee’s Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.  As used in this paragraph, “Pricing Disclosure Package” means the Base Prospectus (including the Incorporated Documents) and the accompanying Prospectus Supplement, together with the Term Sheets.

This letter is rendered to you and the Underwriters, in their capacity as Underwriters, in connection with the offering and sale of the Notes, and this letter may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without my prior express written permission.

Very truly yours,

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SCHEDULE II

Filed Pursuant to Rule 433
Registration No. 333-192690
Pricing Term Sheet
May 28, 2014

The Walt Disney Company

0.875% Global Notes Due 2017
1.850% Global Notes Due 2019
4.125% Global Notes Due 2044

This free writing prospectus relates only to the securities of The Walt Disney Company (the “Company”) described below and should be read together with the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”), the accompanying prospectus dated December 6, 2013 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	The Walt Disney Company

Title of Securities:

0.875% Global Notes Due 2017 (the “2017 Notes”)

1.850% Global Notes Due 2019 (the “2019 Notes”)

4.125% Global Notes Due 2044 (the “2044 Notes”)

The 2017 Notes, 2019 Notes and 2044 Notes (collectively, the “Notes”) will be part of a single series of the Company’s senior debt securities under the indenture (as defined in the Prospectus Supplement) designated as Medium-Term Notes, Series F. The 2017 Notes, 2019 Notes and 2044 Notes are sometimes referred to, individually, as a “tranche” of Notes.

Trade Date:	May 28, 2014

Settlement Date (T+3):	June 2, 2014

Maturity Date:	2017 Notes: May 30, 2017 2019 Notes: May 30, 2019 2044 Notes: June 1, 2044

Aggregate Principal Amount Offered:	2017 Notes: $500,000,000 2019 Notes: $750,000,000 2044 Notes: $500,000,000

Price to Public (Issue Price):

2017 Notes: 99.820% plus accrued interest, if any, from June 2, 2014

2019 Notes: 99.900% plus accrued interest, if any, from June 2, 2014

2044 Notes: 99.829% plus accrued interest, if any, from June 2, 2014

Interest Rate:	2017 Notes: 0.875% per annum, accruing from June 2, 2014 2019 Notes: 1.850% per annum, accruing from June 2, 2014 2044 Notes: 4.125% per annum, accruing from June 2, 2014

Interest Payment Dates:

2017 Notes: Semi-annually on each May 30 and November 30, commencing on November 30, 2014
2019 Notes: Semi-annually on each May 30 and November 30, commencing on November 30, 2014
2044 Notes: Semi-annually on each June 1 and December 1, commencing on December 1, 2014

Regular Record Dates:	May 15 or November 15, as the case may be, immediately preceding the applicable interest payment date

Use of Proceeds:

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include among others, the general corporate purposes identified under the caption “Use of Proceeds” in the Prospectus.

Proceeds to the Company:	$1,740,120,000 (after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Underwriting Discounts and Commissions:	2017 Notes: 0.200% 2019 Notes: 0.350% 2044 Notes: 0.750%

CUSIP No.:	2017 Notes: 25468PCZ7 2019 Notes: 25468PDA1 2044 Notes: 25468PDB9

ISIN No.:	2017 Notes: US25468PCZ71 2019 Notes: US25468PDA12 2044 Notes: US25468PDB94

Optional Redemption:

The Notes of any tranche may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to their stated maturity, at a redemption price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes of such tranche to be redeemed; or

(2)         as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes of such tranche to be redeemed (not including any portion of any payments of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points in the case of the 2017 Notes, 5 basis points in the case of the 2019 Notes or 15 basis points in the case of the 2044 Notes, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the Notes of such tranche being redeemed to such redemption date.

Notwithstanding the foregoing, installments of interest on the Notes of any tranche that are due and payable on an interest payment date falling on or prior to a redemption date for the Notes of such tranche will be payable to the registered holders of such Notes (or one or more predecessor Notes of such tranche) of record at the close of business on the relevant regular record date, all as provided in the indenture.

“Treasury Rate” means, with respect to any redemption date for the Notes of any tranche, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the applicable redemption date. As used in the preceding sentence and in the definition of “Reference Treasury Dealer Quotation” below, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Comparable Treasury Issue” means, with respect to any redemption date for the Notes of any tranche, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of such tranche that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes of any tranche, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that redemption date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors appointed by the Company to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any redemption date for the Notes of any tranche, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes of any tranche, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes of any tranche to be redeemed. If fewer than all of the Notes of any tranche and all Additional Notes (as defined in the Prospectus Supplement), if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Notes of such tranche are to be redeemed at any time, selection of such Notes and Additional Notes, if any, for redemption will be made by the trustee (as defined in the Prospectus Supplement) by such method as the trustee shall deem fair and appropriate.

Unless the Company defaults in payment of the redemption price, interest on each Note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

Additional Amounts:	The provisions described in the Prospectus Supplement under the caption “Description of the Notes — Payment of Additional Amounts” will apply to the Notes.

Tax Redemption:

The Company may, at its option, redeem, as a whole but not in part, the Notes of any tranche and all Additional Notes, if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Notes of such tranche at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date on the other terms and subject to the conditions described in the Prospectus Supplement under the caption “Description of the Notes — Redemption for Tax Purposes.” Notwithstanding the foregoing, installments of interest that are due and payable on an interest payment date falling on or prior to the redemption date of a Note of any tranche will be payable to the registered holder of such Note (or one or more predecessor Notes of that tranche) of record at the close of business on the relevant regular record date, all as provided in the indenture.

Form of Notes:

The Notes of each tranche will be issued in the form of one or more global Notes in book-entry form and will be delivered to investors through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment.

Currency:	The Notes will be denominated and payable in U.S. dollars.

Other:

The Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase Notes at the option of the holders. The Notes are “fixed rate notes” as defined in the Prospectus Supplement.

Material United States Federal Tax Considerations:

For a discussion of the material United States federal tax considerations related to the acquisition, ownership and disposition of the Notes, please see “Material United States Federal Tax Considerations” in the Prospectus Supplement, as supplemented by the discussion in the immediately following paragraph captioned “Backup Withholding Rates.”

Backup Withholding Rates

The backup withholding rate is currently 28% for payments on the Notes (including gross proceeds from a sale of the Notes) that are subject to backup withholding. The backup withholding rate did not increase to 31% for payments made after December 31, 2010.

Joint Bookrunning Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Banca IMI S.p.A. BNY Mellon Capital Markets, LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Blaylock Beal Van, LLC CastleOak Securities, L.P. MFR Securities, Inc. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Pursuant to a terms agreement dated the date hereof, the joint bookrunning managers, co-managers and junior co-managers (collectively, the “underwriters”) named above, acting as principal, have severally agreed to purchase the Notes from the Company.  The several obligations of the underwriters to purchase the Notes are subject to conditions and they are obligated to purchase all of the Notes if any are purchased.  If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

The Company estimates that expenses of the offering (which expenses include the expenses of the concurrent offering of the Company’s floating rate notes offered by a separate pricing term sheet dated May 28, 2014) payable by the Company, excluding underwriting discounts and commissions, will be approximately $1,055,000.

European Economic Area.  This free writing prospectus is not a prospectus for purposes of the Prospectus Directive (as defined below) as implemented in Member States of the European Economic Area.  Neither the Company nor the underwriters have authorized, nor does the Company or the underwriters authorize, the making of any offer of the Notes through any financial intermediary other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this free writing prospectus.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State at any time:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the joint bookrunning managers named above for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom.  Each underwriter severally has represented and agreed that:

•                              it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                              it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc. by telephone (toll free) at 1-800-831-9146, Deutsche Bank Securities Inc. by telephone (toll free) at 1-800-503-4611, HSBC Securities (USA) Inc. by telephone (toll free) at 1-866-811-8049, Morgan Stanley & Co. LLC by telephone (toll free) at 1-866-718-1649 or Wells Fargo Securities, LLC by telephone (toll free) at 1-800-326-5897.

SCHEDULE III

Filed Pursuant to Rule 433
Registration No. 333-192690
Pricing Term Sheet
May 28, 2014

The Walt Disney Company

Floating Rate Global Notes Due 2019

This free writing prospectus relates only to the securities of The Walt Disney Company (the “Company”) described below and should be read together with the Company’s prospectus supplement dated December 6, 2013 (the “Prospectus Supplement”), the accompanying prospectus dated December 6, 2013 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	The Walt Disney Company

Title of Securities:

Floating Rate Global Notes Due 2019 (the “Floating Rate Notes”)

The Floating Rate Notes will be part of a single series of the Company’s senior debt securities under the indenture (as defined in the Prospectus Supplement) designated as Medium-Term Notes, Series F.

Trade Date:	May 28, 2014

Settlement Date (T+3):	June 2, 2014

Maturity Date:	May 30, 2019

Aggregate Principal Amount Offered:	$250,000,000

Price to Public (Issue Price):	100.000% plus accrued interest, if any, from June 2, 2014

Interest Rate:

A rate per annum equal to three-month U.S. dollar LIBOR (as defined in the Prospectus Supplement) plus 31 basis points, accruing from June 2, 2014 and reset quarterly, determined as provided below and in the Prospectus Supplement.

Redemption:	The Floating Rate Notes will not be subject to redemption at the option of the Company except under the circumstances described below under “Tax Redemption.”

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Base Rate**:	LIBOR (as defined in the Prospectus Supplement)

Spread**:	Plus 31 basis points

LIBOR Page**:

The display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars

Index Currency**:	U.S. dollars

Index Maturity**:	Three months

Interest Reset Period**:	Quarterly

Interest Reset Dates**:

Each February 28, May 30, August 30 and November 30, commencing August 30, 2014, subject to adjustment as provided in the Prospectus Supplement if any such date is not a “business day” (as defined in the Prospectus Supplement)

Initial Interest Rate**:

The initial interest rate on the Floating Rate Notes, which will be applicable for the period from and including the Settlement Date referred to above to but excluding the interest reset date falling in August 2014, will be a rate per annum equal to LIBOR, determined as of the second “London business day” (as defined in the Prospectus Supplement) preceding such Settlement Date and on the basis of the LIBOR page, index maturity and index currency referred to above, plus the spread referred to above, calculated as provided in the Prospectus Supplement.

Resetting of Interest Rate:

The interest rate on the Floating Rate Notes will be reset on each interest reset date, beginning with the interest reset date falling in August 2014, as provided in the Prospectus Supplement and this Pricing Term Sheet.

Interest Payment Dates:

Interest will be payable quarterly in arrears on each February 28, May 30, August 30 and November 30, commencing on August 30, 2014, subject to adjustment as provided in the Prospectus Supplement if any such date is not a business day, and at maturity. Interest payable at maturity will be payable to the persons to whom principal is payable at maturity.

Regular Record Dates:

Fifteenth day (whether or not a business day) immediately preceding the applicable interest payment date; provided that interest payable on the maturity date of the Floating Rate Notes will be payable to the persons to whom principal is payable.

Calculation Agent**:

The calculation of the interest rate on the Floating Rate Notes will be made by Wells Fargo Bank, National Association. Any such calculation by the calculation agent shall be conclusive and binding on the Company, the trustee under the indenture and the holders of the Floating Rate Notes, absent manifest error.

**  This term has the meaning set forth in the Prospectus Supplement.

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Other Terms:

The Company will not have the option to change the spread or method of calculation of interest on the Floating Rate Notes as described in the Prospectus Supplement under the caption “Description of the Notes—Subsequent Interest Periods.”

Use of Proceeds:

The Company intends to use the net proceeds from the sale of the Floating Rate Notes for general corporate purposes, which may include among others, the general corporate purposes identified under the caption “Use of Proceeds” in the Prospectus.

Proceeds to the Company:	$249,125,000 (after deducting the underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company).

Underwriting Discounts and Commissions:	0.350%

CUSIP No.:	25468PDC7

ISIN No.:	US25468PDC77

Additional Amounts:	The provisions described in the Prospectus Supplement under the caption “Description of the Notes—Payment of Additional Amounts” will apply to the Floating Rate Notes.

Tax Redemption:

The Company may, at its option, redeem, as a whole but not in part, the Floating Rate Notes and all Additional Notes, if any, with the same stated maturity and other terms (other than original issue date, issue price and first payment of interest) as the Floating Rate Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date on the other terms and subject to the conditions described in the Prospectus Supplement under the caption “Description of the Notes—Redemption for Tax Purposes.”

Form of Floating Rate Notes:

The Floating Rate Notes will be issued in the form of one or more global Floating Rate Notes in book-entry form and will be delivered to investors through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment.

Currency:	The Floating Rate Notes will be denominated and payable in U.S. dollars.

Other:

The Floating Rate Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase Floating Rate Notes at the option of the holders. The Floating Rate Notes are “floating rate notes” as defined in the Prospectus Supplement.

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Material United States Federal Tax Considerations:

The Floating Rate Notes will be “variable rate debt instruments” as described in the Prospectus Supplement under “Material United States Federal Income Tax Considerations — United States Holders — Floating Rate Notes”. For a discussion of the material United States federal tax considerations related to the acquisition, ownership and disposition of the Floating Rate Notes, please see “Material United States Federal Tax Considerations” in the Prospectus Supplement, as supplemented by the discussion in the immediately following paragraph captioned “Backup Withholding Rates.”

Backup Withholding Rates

The backup withholding rate is currently 28% for payments on the Floating Rate Notes (including gross proceeds from a sale of the Floating Rate Notes) that are subject to backup withholding. The backup withholding rate did not increase to 31% for payments made after December 31, 2010.

Joint Bookrunning Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Banca IMI S.p.A. BNY Mellon Capital Markets, LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Blaylock Beal Van, LLC CastleOak Securities, L.P. MFR Securities, Inc. Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Pursuant to a terms agreement dated the date hereof, the joint bookrunning managers, co-managers and junior co-managers (collectively, the “underwriters”) named above, acting as principal, have severally agreed to purchase the Floating Rate Notes from the Company.  The several obligations of the underwriters to purchase the Floating Rate Notes are subject to conditions and they are obligated to purchase all of the Floating Rate Notes if any are purchased.  If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any Floating Rate Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

The Company estimates that expenses of the offering (which expenses include the expenses of the concurrent offering of three tranches of the Company’s fixed rate notes offered by a separate pricing term sheet dated May 28, 2014) payable by the Company, excluding underwriting discounts and commissions, will be approximately $1,055,000.

European Economic Area.  This free writing prospectus is not a prospectus for purposes of the Prospectus Directive (as defined below) as implemented in Member States of the European Economic Area.  Neither the Company nor the underwriters have authorized, nor does the Company or the underwriters authorize, the making of any offer of the Floating Rate Notes through any financial intermediary other than offers made by the underwriters which constitute the final placement of the Floating Rate Notes contemplated in this free writing prospectus.  In relation to each Member

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State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Floating Rate Notes which are the subject of the offering contemplated hereby to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Floating Rate Notes to the public in that Relevant Member State at any time:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the joint bookrunning managers named above for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Floating Rate Notes referred to in (a) to (c) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Floating Rate Notes to the public” in relation to any Floating Rate Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Floating Rate Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Floating Rate Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom.  Each underwriter severally has represented and agreed that:

•                              it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Floating Rate Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•                              it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Floating Rate Notes in, from or otherwise involving the United Kingdom.

The issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc. by telephone (toll free) at 1-800-831-9146, Deutsche Bank Securities Inc. by telephone (toll free) at 1-800-503-4611, HSBC Securities (USA) Inc. by telephone (toll free) at 1-866-811-8049, Morgan Stanley & Co. LLC by telephone (toll free) at 1-866-718-1649 or Wells Fargo Securities, LLC by telephone (toll free) at 1-800-326-5897.

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